Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-219359 and 333-220944 on Form S-3, and Registration Statement No. 333-213254 on Form S-8 of our report dated December 20, 2021, relating to the financial statements of ALJ Regional Holdings, Inc. and subsidiaries (the “Company”), appearing in this Annual Report on Form 10-K for the year ended September 30, 2021.

/s/ Deloitte & Touche LLP

Jericho, New York

December 20, 2021